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                               MOTIENT CORPORATION
                              MR ACQUISITION CORP.
                              10802 PARKRIDGE BLVD.
                           RESTON, VIRGINIA 20191-5416




                                                   October 1, 2001





Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV/RRRR LLC
1301 Avenue of the Americas
38th Floor
New York, NY 10019
Attention: Andrew Africk

                   RE: Termination of Agreements and Releases

Ladies and Gentlemen:

     Reference is hereby made to (i) the Agreement and Plan of Merger by and among Motient Corporation ("Acquiror"), MR Acquisition Corp. ("Merger Sub") and Rare Medium Group, Inc. (the "Company"), dated as of May 14, 2001 (as amended through the date hereof, the "Merger Agreement"); (ii) the Amended and Restated Registration Rights Agreement by and between Acquiror and Apollo Investment Fund IV, L.P. (the "Fund"), Apollo Overseas Partners IV, L.P. ("Overseas") and AIF IV/RRRR LLC (collectively with the Fund and Overseas, the "Apollo Entities"), dated as of June 11, 2001 (the "Registration Rights Agreement"); and (iii) the three separate Voting Agreements, by and between Acquiror, on the one hand, and each of the three Apollo Entities, on the other hand, each dated as of May 14, 2001 (collectively, the "Voting Agreements"). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

     Acquiror, Merger Sub and the Company have terminated the Merger Agreement pursuant to Section 8.01(a) thereof effective as of the date of this letter. Pursuant to Section 5.13 of the Registration Rights Agreement, upon the termination of the Merger Agreement in accordance with its terms, the Registration Rights Agreement shall thereupon terminate and shall have no further force or effect. Pursuant to Section 24 of each Voting Agreement, upon the termination of the Merger Agreement in accordance with its terms, each Voting Agreement and each Proxy (as defined in each Voting Agreement) delivered thereunder shall thereupon terminate and shall have no further force or effect. Acquiror, Merger Sub and the Apollo Entities hereby acknowledge and agree that as a result of the termination of the Merger Agreement, the Registration Rights Agreement, the Voting Agreements and the Proxies, none of such parties (nor any of their respective directors, officers, employees and advisors, each in their capacity as such) shall have any further obligations or liabilities owing to the others in connection with or arising out of the Merger Agreement, the Registration Rights Agreement, the Voting Agreements, the Proxies or the termination of any such agreement.

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Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV/RRRR LLC
October 1, 2001
Page 2


     This letter agreement may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to any principles of conflicts of law.



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Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV/RRRR LLC
October 1, 2001
Page 3



     Please acknowledge your understanding of and agreement with the foregoing by signing this letter agreement in the spaces provided below.

                                   Sincerely,

                                            MOTIENT CORPORATION


                                            By: /s/ Walter V. Purnell, Jr.
                                                --------------------------------
                                            Name:  Walter V. Purnell, Jr.
                                            Title:  President and
                                                        Chief Executive Officer

                                            MR ACQUISITION CORP.


                                            By: /s/ Walter V. Purnell, Jr.
                                                --------------------------------
                                            Name:  Walter V. Purnell, Jr.
                                            Title:  President
AGREED TO AND ACCEPTED
this 1st day of October, 2001

APOLLO INVESTMENT FUND IV, L.P.

By: Apollo Investment Fund IV, L.P., general partner
    Apollo Capital Management IV, Inc., general partner

By: /s/ Andrew Africk
    ---------------------------------------------------
      Andrew Africk, Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By: Apollo Investment Fund IV, L.P., general partner
    Apollo Capital Management IV, Inc., general partner

By: /s/ Andrew Africk
    ---------------------------------------------------
      Andrew Africk, Vice President

AIF IV/RRRR LLC


By: /s/ Andrew Africk
    ---------------------------------------------------
    Andrew Africk, Manager